Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

MIRA PHARMACEUTICALS, INC. (a Florida corporation)

Effective June 26, 2023

Article 1

OFFICES

MIRA Pharmaceuticals, Inc. (the “Corporation”) may have such principal and other business offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Article 2

SHAREHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the shareholders shall be held at such time and on such date as may be fixed by or under the authority of the Board of Directors. In fixing a meeting date for any annual meeting of shareholders, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment. At each annual meeting of shareholders, the shareholders shall elect directors and transact only such other business that is properly brought before the meeting in accordance with Section 2.14 of these Bylaws. If the election of directors shall not be held on the date fixed as herein provided for any annual meeting of shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as is practicable.

Section 2.2 Special Meetings. Special meetings of the shareholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President (in the absence of the Chief Executive Officer) or a majority of the Board of Directors, and shall be called by the Corporation in the event that the holders of not less than ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more purposes for which it is to be held. The Corporation shall give notice of such a special meeting within sixty (60) days after the date that the demands are delivered to the Corporation.

Section 2.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual meeting of shareholders or for any special meeting of shareholders. The Board of Directors, in its sole discretion, may determine that the annual meeting of shareholders or a special meeting of shareholders shall not be held at any place, but shall instead be held solely by means of remote communication as provided under Sections 607.0701, 607.0702 and 607.0709 of the Florida Business Corporation Act, as it may be amended from time to time, or any successor legislation thereto (the “Act”). If no designation is made, the place of meeting shall be the Corporation’s principal office.

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Section 2.4 Notice of Meeting.

(a) Content and Delivery.

(i) Notice of the place, if any, date, time, and means of remote communication, if any, of each annual and special meeting of shareholders shall be given by the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Unless otherwise required by the Act or the Corporation’s Articles of Incorporation:

(A) Notice of a shareholders’ meeting need be given only to shareholders entitled to vote at the meeting; and

(B) Notices of annual meetings need not specify the purpose or purposes for which the meeting has been called.

(ii) Notices to shareholders must be in writing and may be communicated in person, by electronic means (in a manner authorized by the shareholder), or by mail or other method of delivery, in each case, by or at the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or the officer or persons calling the meeting. If mailed, the notice shall be effective when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s shareholder records, with postage thereon prepaid.

(b) Notice of Adjourned Meetings. If an annual or special meeting of shareholders is adjourned to a different date, time or place, or to add or modify the terms of participation by remote communication, the Corporation shall not be required to give notice of the new date, time, place or terms of participation by remote communications if the new date, time, place or terms of participation by remote communications is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

(c) No Notice Under Certain Circumstances. Notwithstanding the other provisions of this Section 2.4, no notice of a meeting of shareholders need be given to a shareholder if: (i) an annual report and proxy statement for two consecutive annual meetings of shareholders, or (ii) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

Section 2.5 Waiver of Notice.

(a) Written Waiver. A shareholder may waive any notice required by the Act or these Bylaws before or after the date and time stated for the meeting in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

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(b) Waiver by Attendance. A shareholder’s attendance at a meeting, whether physical or remote, in person or by proxy, waives objection to all of the following: (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 2.6 Fixing of Record Date.

(a) General. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders’ meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board of Directors be (i) a date preceding the date upon which the resolution fixing the record date is adopted or (ii) a date more than seventy (70) days before the date of meeting or action requiring a determination of shareholders.

(b) Special Meeting. The record date for determining shareholders entitled to demand a special meeting shall be the close of business on the date the first shareholder delivers his or her demand to the Corporation.

(c) Absence of Board Determination for Shareholders’ Meeting. If the Board of Directors does not determine the record date for determining shareholders entitled to notice of and to vote at an annual or special meeting of shareholders, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders.

(d) Adjourned Meeting. A record date for determining shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 2.7 Shareholders’ List for Meetings.

(a) Preparation and Availability. After a record date for a meeting of shareholders has been fixed, the Corporation shall prepare an alphabetical list of the names of all of the shareholders entitled to notice of the meeting (and, if the Board of Directors fixes a different record date to determine the shareholders entitled to vote at the meeting, an alphabetical list of the names of all shareholders entitled to vote at the meeting). The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date, and continuing through the meeting, at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, on the Internet as an electronic list, or at the office of the Corporation’s transfer agent or registrar, if any. A shareholder or his or her agent or attorney may, on written demand, inspect the list, subject to the requirements of the Act, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.7. The Corporation shall make the shareholders’ list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.

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(b) Prima Facie Evidence. The shareholders’ list is prima facie evidence of the identity of shareholders entitled to examine the shareholders’ list or to vote at a meeting of shareholders.

(c) Failure to Comply. If the requirements of this Section 2.7 have not been substantially complied with, or if the Corporation refuses to allow a shareholder or his or her agent or attorney to inspect the shareholders’ list before or at the meeting, on the demand of any shareholder, in person or by proxy, who failed to get such access, the meeting shall be adjourned until such requirements are complied with.

(d) Validity of Action Not Affected. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a meeting of shareholders.

Section 2.8 Conduct of Meetings by Remote Communication. The Board of Directors may adopt guidelines and procedures for shareholders and proxy holders not physically present at an annual or special meeting of shareholders to participate in the meeting, be deemed present in person, vote, communicate and read or hear the proceedings of the meeting substantially concurrently with such proceedings, all by means of remote communication. The Board of Directors may adopt procedures and guidelines for the conduct of an annual or special meeting solely by means of remote communication rather than holding the meeting at a designated place.

Section 2.9 Quorum.

(a) What Constitutes a Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the Corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.9. Except as otherwise provided in the Act, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

(b) Presence of Shares. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

(c) Adjournment in Absence of Quorum. Where a quorum is not present, the holders of a majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present may adjourn such meeting from time to time.

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Section 2.10 Voting Entitlement of Shares.

(a) Unless the Corporation’s Articles of Incorporation or the Act provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.

(b) The shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of shares entitled to vote for directors of the second corporation.

(c) This Section 2.10 does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

(d) Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

(e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the Board of Directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

(f) Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his name or the name of his or her nominee.

(g) Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her without the transfer thereof into his or her name.

(h) If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:

(i) If only one votes, in person or in proxy, his or her act binds all;

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(ii) If more than one vote, in person or by proxy, the act of the majority so voting binds all;

(iii) If more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally;

(iv) If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;

(v) The principles of this subsection shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum;

(vi) Subject to Section 2.10(i), nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or their fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

(i) The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The extent of this recognition may be determined in the procedure. The procedure may set forth (a) the types of nominees to which it applies; (b) the rights or privileges that the Corporation recognizes in a beneficial owner; (c) the manner in which the procedure is selected by the nominee; (d) the information that must be provided when the procedure is selected; (e) the period for which selection of the procedure is effective; and (f) other aspects of the rights and duties created.

Section 2.11 Vote Required.

(a) Matters Other Than Election of Directors. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Act or the Corporation’s Articles of Incorporation require a greater number of affirmative votes.

(b) Election of Directors.

(i) Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

(ii) Unless otherwise provided in the Corporation’s Articles of Incorporation, each director to be elected shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at an annual meeting or special meeting of shareholders at which a quorum is present.

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Section 2.12 Conduct of Meeting. The Chairman of the Board, and in his or her absence, the Vice Chairman (if any), and in his or her absence, the Chief Executive Officer, and in his or her absence, the President, and in his or her absence, a Vice President, and in his or her absence, any person chosen by the shareholders present shall call a shareholders’ meeting to order and shall act as presiding officer of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The presiding officer of the meeting shall have broad discretion in determining the order of business at a shareholders’ meeting. The presiding officer’s authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders’ meetings; however, meetings shall be conducted in accordance with accepted usage and common practice with fair treatment to all who are entitled to take part.

Section 2.13 Proxies.

(a) Appointment. At all meetings of shareholders, a shareholder or attorney- in-fact for a shareholder may vote the shareholder’s shares in person or by proxy. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place. A shareholder or attorney-in-fact for a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. As provided by Section 607.0722 of the Act, any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted or authorized by such person is a sufficient appointment, subject to the verification requested by the Corporation under Section 2.15 of these Bylaws and Section 607.0724 of the Act. The appointment may be signed by any reasonable means, including, but not limited to, facsimile or electronic signature. Any copy, facsimile transmission or other reliable reproduction of the writing or electronic transmission of the appointment may be substituted or used in lieu of the original writing or electronic transmission for any purpose for which the original writing or electronic transmission could be used if the copy, facsimile transmission or other reproduction is a complete reproduction of the entire original writing or electronic transmission.

(b) When Effective. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for up to eleven (11) months unless a longer or shorter period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

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Section 2.14 Advance Notice of Shareholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of the shareholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

(iii) otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the procedures set forth in this Section 2.14.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for shareholder action.

For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder pursuant to Section 2.14(a)(iii), the shareholder or shareholders of record intending to propose the business (the “Proposing Shareholder”) must have given timely notice thereof pursuant to this Section 2.14(a), in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the shareholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Shareholder’s notice for an annual meeting must be delivered to or mailed and received at the Corporation’s principal office on or before December 31 of the year immediately preceding the annual meeting; provided, however, that in the event that the date of the annual meeting is on or after May 1 in any year, notice by the shareholder to be timely must be so received not later than the close of business on the day which is determined by adding to December 31 of the year immediately preceding such annual meeting the number of days starting with May 1 and ending on the date of the annual meeting in such year. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 2.14, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) Shareholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.14(a)(iii) or Section 2.14(d), a Proposing Shareholder’s notice to the Secretary shall set forth or include:

(i) the name, age, business address, and residence address of each nominee proposed in such notice;

(ii) the principal occupation or employment of each such nominee;

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(iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v) a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:

(A) consents to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected; and

(B) makes the following representations: (1) that the director nominee has read and agrees to adhere to the Corporation’s corporate governance guidelines, code of conduct and ethics, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading; (2) that the director nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and (3) that the director nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(vi) as to the Proposing Shareholder:

(A) the name and address of the Proposing Shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made;

(B) the class and number of shares of the Corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder’s notice, and a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting;

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(C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(E) a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

(F) a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

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(c) Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder’s notice to the Secretary shall set forth as to each matter the Proposing Shareholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting;

(ii) the reasons for conducting such business at the annual meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi) a description of all agreements, arrangements or understandings between or among such shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such shareholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such shareholder, beneficial owner, or their affiliates or associates; and

(vii) the information required by Section 2.14(b)(vi) above.

(d) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i) by or at the direction of the Board of Directors; or

(ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.14(d) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.14.

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In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such shareholder delivers a shareholder’s notice that complies with the requirements of Section 2.14(b) to the Secretary at the Corporation’s principal office not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e) Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to be elected at any meeting of shareholders of the Corporation to serve as directors, and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.14. If any proposed nomination or other business was not made or proposed in compliance with this Section 2.14, then, except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.14 does not provide the information required under this Section 2.14 to the Corporation, including the updated information required by Section 2.14(b)(vi)(B), Section 2.14(b)(vi)(C) and Section 2.14(b)(vi)(D) within five (5) business days after the record date for such meeting or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(f) Rule 14a-8. This Section 2.14 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the Corporation of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

Section 2.15 Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

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(b) The name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

(c) The name signed purports to be that of a receiver or trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

(d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver, or proxy appointment; or

(e) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The Corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Article 3

BOARD OF DIRECTORS

Section 3.1 General Powers, Number and Qualifications. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors. The Board of Directors shall consist of not less than three (3) directors. Subject to the foregoing, the exact number of directors shall be established from time to time by resolution of the Board of Directors. If the terms of the directors are staggered or classified under Section 3.5 of these Bylaws, any increase or decrease in the number of directors shall be allocated proportionately among the classes. Any decrease in the number of directors shall not prematurely shorten the term of any incumbent director. Directors must be natural persons who are eighteen (18) years of age or older, but need not be residents of the State of Florida or shareholders of the Corporation.

Section 3.2 Term of Office. The term of each director shall expire at the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualifies, unless their terms are staggered or classified under Section 3.5.

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Section 3.3 Removal. A director may be removed from office only as provided in the Corporation’s Articles of Incorporation at a meeting called for that purpose.

Section 3.4 Resignation. A director may resign at any time by delivering written notice to the Board of Directors or its Chairman or Vice Chairman (if any), or to the Corporation. A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 3.5 Staggered Terms for Directors/Classification of the Board of Directors. The Board of Directors may, by the Corporation’s Articles of Incorporation, or by amendment to these Bylaws adopted by a vote of the shareholders, be divided into one, two or three classes with the number of directors in each class being as nearly equal as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; at the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. If the directors have staggered terms, then any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

Section 3.6 Vacancies. Any vacancy occurring on the Board of Directors shall be filled as provided in the Corporation’s Articles of Incorporation.

Section 3.7 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their families, dependents, estates or beneficiaries on account of prior services rendered to the Corporation by such directors, officers and employees.

Section 3.8 Chairman of the Board and Vice Chairman. The Board of Directors may elect a director as the Chairman of the Board and, if it has done so, the Board of Directors may also elect another director as the Vice Chairman. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors, may call meetings of the shareholders and the Board of Directors, shall advise and counsel with the management of the Corporation, and shall perform such other duties as set forth in these Bylaws and as determined by the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman shall, when present, preside at all meetings of the shareholders and of the Board of Directors. Except as provided in this Section 3.8, neither the Chairman of the Board nor the Vice Chairman shall be an officer or an employee of the Corporation by virtue of his or her election and service as Chairman of the Board or Vice Chairman; provided, however, the Chairman or Vice Chairman may be an officer of the Corporation. The Chairman may use the title Chairman or Chairman of the Board interchangeably.

Section 3.9 Regular Meetings. The Board of Directors may provide the date, time and place, either within or without the State of Florida, for the holding of regular meetings of the Board of Directors without notice. Such meetings may also be remotely held as provided by Section 3.14(d).

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Section 3.10 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Vice Chairman (if any), the Chief Executive Officer, the President or any two (2) directors. The person or persons calling the meeting may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the the Corporation’s principal office. Such meetings may also be remotely held as provided by Section 3.14(d).

Section 3.11 Notice. Special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting. The Corporation may give notice of a regular or special meeting of the Board of Directors by electronic means to each director who consents to such electronic means of notice in the manner authorized by that director.

Section 3.12 Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 3.13 Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

Section 3.14 Conduct of Meetings.

(a) Presiding Officer. The Chairman of the Board, and in his or her absence, the Vice Chairman (if any), and in his or her absence, the Chief Executive Officer, and in his or her absence, the President, and in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

(b) Minutes. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

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(c) Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(d) Participation by Conference Call or Similar Means. The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting, including virtual meetings. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.15 Committees. The Board of Directors, by resolution adopted by a majority of all of the directors then in office, may establish from among its members one or more committees (which may include, by way of example and not as a limitation, an executive committee, a compensation committee, an audit committee and a nominating and corporate governance committee) each of which, to the extent provided in such resolution and in any charter adopted by the Board of Directors for any committee, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(a) approve, recommend to shareholders or propose to shareholders actions required by the Act to be approved by shareholders;

(b) fill vacancies on the Board of Directors or any committee thereof;

(c) adopt, amend, or repeal these Bylaws; or

(d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method, or within limits, prescribed by the Board of Directors.

Each committee must have one or more members, who shall serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section 3.15, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The Board of Directors may adopt a charter for any such committee specifying requirements with respect to committee chairs and membership, responsibilities of the committee, the conduct of meetings and business of the committee and such other matters as the Board may designate. In the absence of a committee charter or a provision of a committee charter governing such matters, the provisions of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

Section 3.16 Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the Corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 3.16 has the effect of a vote at a meeting and may be described as such in any document.

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Article 4

OFFICERS

Section 4.1 Number. The principal officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, the number of Vice Presidents as authorized from time to time by the Board of Directors and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

Section 4.2 Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal.

Section 4.3 Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

Section 4.4 Resignation. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the pending vacancy may be filled before the effective date but the successor may not take office until the effective date.

Section 4.5 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled as soon thereafter as practicable by the Board of Directors for the unexpired portion of the term.

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Section 4.6 Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize the President or any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence or disability of the Chairman of the Board, or when that position is vacant, the Chief Executive Officer shall, when present, preside at all meetings of the shareholders and of the Board of Directors.

Section 4.7 President. The President shall be the Chief Executive Officer if that position is not filled by another individual and shall have the powers and perform the duties incident to that particular position. If the Chief Executive Officer position is filled by another individual, the President shall assist the Chief Executive Officer in exercising general supervision over the business and affairs of the Corporation, and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer or by the Board of Directors. The President shall have authority, subject to the authority of the Chief Executive Officer and to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by the Chief Executive Officer or by resolution of the Board of Directors; and, except as otherwise provided by law, the Chief Executive Officer or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead.

Section 4.8 Chief Financial Officer. The Chief Financial Officer shall responsible for the financial operations of the Corporation, including the maintenance of financial records, the preparation and reporting of financial results and related tax returns, the co-ordination of the reporting practices of the Corporation with outside auditors, the negotiation of credit arrangements with the Corporations’ lenders and investors and related budgeting, tax-planning and forecasting functions. Subject to the further direction from time to time from the Board of Directors, the Chief Executive Officer or the President, the Chief Financial Officer shall have the authority to execute documentation on behalf of the Corporation and shall have such other powers and perform such other duties incident to the position as well as such other duties as may be delegated or assigned by the Chief Executive Officer, the President or the Board of Directors.

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Section 4.9 Vice Presidents. In the absence or disability of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order and with the status designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President. The Board of Directors may designate any Vice President as being senior in rank or degree of responsibility and may accord such a Vice President an appropriate title designating his or her senior rank, such as (in order of seniority) “Executive Vice President” or “Senior Vice President.” The Board of Directors may assign a certain Vice President responsibility for a designated group, division or function of the Corporation’s business and add an appropriate descriptive designation to his or her title.

Section 4.10 The Secretary. The Secretary shall: (a) keep minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by the Act; (c) be custodian of the corporate records and of the seal of the Corporation (if any) and see that the seal of the Corporation (if any) is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) maintain or cause an authorized agent to maintain a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the Chief Executive Officer, the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chief Executive Officer, the President or the Board of Directors.

Section 4.11 Assistant Secretaries. There shall be such number of Assistant Secretaries as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the Chief Executive Officer, the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or by the Chief Executive Officer, the President or the Board of Directors.

Section 4.12 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the Corporation to appoint, any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

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Section 4.13 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

Article 5

CONTRACTS, CHECKS AND DEPOSITS

Section 5.1 Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President; the Secretary or an Assistant Secretary (if any), when necessary or required, shall attest and affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

Section 5.2 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

Section 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

Article 6

SHARE CERTIFICATES; DIVIDENDS AND DISTRIBUTIONS

Section 6.1 Form and Content of Share Certificates.

(a) Shares may but need not be represented by certificates. Unless the Act or another Florida statute expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

(b) At a minimum, each share certificate must state on its face:

(i) The name of the issuing corporation and that the Corporation is organized under the laws of the State of Florida;

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(ii) The name of the person to whom issued; and

(iii) The number and class of shares and the designation of the series, if any, the certificate represents.

(c) If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.

(d) Each share certificate:

(i) Must be signed (either manually or in facsimile) by an officer or officers designated by the Board of Directors; and

(ii) May bear the corporate seal or its facsimile.

(e) If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 6.2 Shares Without Certificates.

(a) The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

(b) Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by the Act.

Section 6.3 Restriction on Transfer of Shares and Other Securities.

(a) The Corporation’s Articles of Incorporation, these Bylaws, an agreement among shareholders, or an agreement between shareholders and the Corporation may impose restrictions on the transfer or registration of transfer of shares of the Corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares are parties to the restriction agreement or voted in favor of the restriction.

(b) A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 6.3, and effected in compliance with the provisions of the Act, including having a proper purpose as referred to in the Act.

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Section 6.4 Distributions to Shareholders.

(a) The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders subject to any limitations in the and the Act.

(b) If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares), it is the date the Board of Directors authorizes the distribution.

Article 7

SEAL

The Board of Directors may provide for a corporate seal for the Corporation.

Article 8

INDEMNIFICATION

Section 8.1 Indemnification. The Corporation shall, to the fullest extent permitted or required by the Act, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in connection with any Proceeding to which any such Director or Officer is a Party or in which such Director or Officer is deposed or called to testify as a witness because he or she is or was a Director or Officer of the Corporation, whether or not such person continues to serve in such capacity at the time the obligation to indemnify against Liabilities or advance Expenses is incurred or paid. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Officer may be entitled under any written agreement, Board of Director resolution, vote of shareholders, the Act or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Officer under this Article 8. For purposes of this Article 8, the term “Directors” includes former directors and any directors who are or were serving at the request of the Corporation as directors, officers, employees, or agents of another Corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as agents separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants), whether or not such person continues to serve in such capacity at the time the obligation to indemnify against Liabilities or advance Expenses is incurred or paid. All other capitalized terms used in this Article 8 and not otherwise defined herein shall have the meaning set forth in Section 607.0850 of the Act (or successor provision). The provisions of this Article 8 are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article 8 shall diminish the rights of indemnification provided for herein to any person who serves or served as a Director or Officer at any time prior to such amendment or repeal.

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Section 8.2 No Subrogation. The indemnification provided for by these Bylaws will be personal in nature and the Corporation will not have any liability under this Article 8 to any insurer or any person, corporation, partnership, trust or association or other entity (other than heirs, executors or administrators) by reason of subrogation, assignment, or succession by any other means to the claim of any person indemnified pursuant to these Bylaws.

Article 9

EXCLUSIVE JURISDICTION

Section 9.1 Florida Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former directors, officers or other employees of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action arising pursuant to any provision of the Act or the Corporation’s Articles of Incorporation or these Bylaws (as either may be amended from time to time), or (d) any other action asserting a claim governed by the internal affairs doctrine, shall be a state court located within the state of Florida (or, if a state court located within the state of Florida does not have jurisdiction, the federal district court for the Middle District of Florida); provided that, the provisions of this Section 9.1 will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act or 1934, as amended, or to any other claim for which the U.S. federal courts have exclusive jurisdiction.

Section 9.2 U.S. Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action against the Corporation or any director, officer, other employee or agent of the Corporation arising under the Securities Act of 1933, as amended.

Section 9.3 Deemed Notice and Consent. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 9. This Article 9 shall be enforceable by any party to a complaint covered by the provisions of this Article 9.

Article 10

AMENDMENTS

As provided in the Corporation’s Articles of Incorporation, any provisions in these Bylaws that require a greater voting requirement than provided in the Act may only be amended by the shareholders by the same vote required to take action under the voting requirement then in effect.

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Article 11

MISCELLANEOUS

Section 11.1 Application of Florida Law. Whenever any provision of these Bylaws is inconsistent with any provision of the Act, as they may be amended from time to time, then in such instance, Florida law shall prevail.

Section 11.2 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 11.3 Conflicts with the Corporation’s Articles of Incorporation. In the event that any provision contained in these Bylaws conflicts with any provision of the Corporation’s Articles of Incorporation, as amended from time to time, the provisions of the Corporation’s Articles of Incorporation shall prevail and be given full force and effect, to the full extent permissible under the Act.

Section 11.4 Partial Invalidity. If any provision of these Bylaws shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of these Bylaws, and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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